                                                                     EXHIBIT 4.1



                            SUBSCRIPTION AGREEMENT


          SUBSCRIPTION AGREEMENT, dated as of April 1, 1998 (this "Agreement"), among Superior Financial Corp., a Delaware corporation (the "Company"), Keefe, Bruyette & Woods, Inc. (the "Placement Agent") and each of the Investors identified in Schedules 1, 2 and 3 hereto (the "Investors").

          WHEREAS, the Investors wish to subscribe for and purchase and the Company wishes to issue and sell to each of the Investors (i) shares of common stock of the Company, par value $0.01 per share (the "Common Shares"), (ii) notes substantially in the form of Exhibit A hereto in an aggregate principal amount of $60.0 million (the "Senior Notes") to be issued pursuant to an indenture (the "Indenture") between the Company and The Bank of New York, as trustee, and/or (iii) short term senior notes (the "Short Term Senior Notes") substantially in the form of Exhibit B hereto in an aggregate principal amount of $20.0 million to be issued pursuant to the Indenture, each on the terms set forth herein; and

          WHEREAS, the Company has entered into an agreement dated as of December 3rd, 1997 (the "Acquisition Agreement") by and among the Company, NB Holdings Corporation ("NBHC"), a wholly owned subsidiary of NationsBank Corporation, and Superior Federal Bank, F.S.B. (the "Bank"), a wholly owned subsidiary of NBHC, pursuant to which, among other things, the Company shall acquire from NBHC (the "Acquisition") all of the issued and outstanding capital stock (the "Bank Capital Stock") of the Bank; and

          WHEREAS, the Company will use substantially all of the net proceeds of the Investors' subscriptions to acquire the Bank Capital Stock from NBHC;

          In consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                  AUTHORIZATION; SUBSCRIPTION FOR SECURITIES

          Section 1.1  The Securities.  The Company has authorized the issuance
                       --------------
and sale pursuant to this Agreement of up to (i) ten million Common Shares, (ii) $60.0 million in aggregate principal amount of Senior Notes and (iii) $20.0 million of Short Term Senior Notes (the Common Shares, the Senior Notes and the Short Term Senior Notes being referred to herein collectively as the "Securities"), each having such rights, restrictions, and privileges as are (or are to be) contained in or accorded by (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the Indenture and (iv) the Registration Rights Agreement between the Company and each of the Investors (the "Registration Rights Agreement") attached as Exhibit D to the Private Placement Memorandum (as defined herein). Subject to the terms and conditions hereof, the Securities will be issued on the Closing Date (as defined in Section 2.1). The term "Private Placement Memorandum" means the Confidential Private Placement Memorandum dated December 19, 1997, which has been delivered to each of the Investors in connection with the offering of the Securities (the "Offering") and includes all exhibits and appendices thereto and any amendments thereof and supplements thereto.

          Section 1.2  The Subscription for Securities.  Subject to the terms
                       -------------------------------
and conditions of this Agreement, each of the Investors hereby irrevocably subscribes for and agrees to purchase (i) the number of Common Shares set forth opposite each such Investor's name on Schedule 1 hereto for the purchase price specified in Section 2.1 hereof, (ii) the aggregate principal amount of Senior Notes set forth opposite each such Investor's name on Schedule 2 hereto and
(iii) the aggregate principal amount of Short Term Senior Notes set forth opposite each such Investor's name on Schedule 3 hereto. The Investors shall not be obligated to purchase any Securities unless the conditions set forth in
Article V shall have been satisfied or waived. The Company shall not be obligated to sell any Securities unless the conditions set forth in Article VI hereof shall have been satisfied or waived.

          Section 1.3  Use of Proceeds of the Offering.  The Company shall use
                       -------------------------------
substantially all of the net proceeds of the Offering (after payment of placement agent fees and other fees and expenses incurred in connection with the Offering) to acquire the Bank Capital Stock such that, after such acquisition, the Bank shall be a wholly owned subsidiary of the Company.


                                  ARTICLE II

                                    CLOSING

          Section 2.1  Sale and Purchase of the Securities.
                       -----------------------------------

          (i) Subject to the terms and conditions of this Agreement, a closing (the "Closing") shall occur on a date to be selected by the Company within twenty business days after the date on which the conditions set forth in Section
6.2 hereof shall have been satisfied, or on such later date as may be agreed upon in writing by the Company and the Investors (the "Closing Date"), at which the Company shall sell to each of the Investors, and each of the Investors shall purchase from the Company (i) the number of Common Shares set forth opposite each such Investor's name on Schedule 1 hereto at a purchase price of $10.00 per Common Share, (ii) the aggregate principal amount of Senior Notes set forth opposite each such Investor's name on Schedule 2 hereto and (iii) the aggregate principal amount of Short Term Senior Notes set forth opposite each Investor's name on Schedule 3 hereto. The Company shall provide the Investors with not less than two business days' prior notice of the date on which the Closing is scheduled to occur (the "Closing Notice"). The aggregate purchase price for the number of Common Shares (the "Aggregate Common Share Purchase Price"), the aggregate principal amount of Senior Notes and/or the aggregate principal amount of Short Term Senior Notes set forth opposite the name of each Investor on Schedules 1,

2 and 3 hereto is such Investor's "Aggregate Purchase Price".

          (ii) At the Closing, the Company shall deliver to each of the Investors one or more certificates registered in the name of each such Investor representing the aggregate number of Common Shares, one or more certificates registered in the name of each such Investor representing the Senior Notes and/or one or more certificates registered in the name of such Investor representing the Short Term Senior Notes to be purchased by such Investor against payment of such Investor's Aggregate Purchase Price by wire transfer of immediately available funds to an account of the Company to be designated in the Closing Notice.

          Section 2.2. Time and Place of Closing.  The Closing will take place
                       --------------------------
at the offices of____________ , or at such other location as shall be set forth in the Closing Notice, at the close of business on the Closing Date.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each of the Investors as follows:

          Section 3.1  Due Organization, Valid Existence and Authority of the
                       ------------------------------------------------------
Company.  The Company is a corporation duly organized and validly existing under
-------
the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as proposed to be conducted and at the Closing will be duly licensed or qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries (including the Bank), taken as a whole (a

"Material Adverse Effect"). The Company has full right, power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. At the Closing, the Company will be duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA") and the regulations of the Office of Thrift Supervision (the "OTS") thereunder. The Certificate of Incorporation of the Company attached as Exhibit E to the Private Placement Memorandum is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date of this Agreement, and no amendment to such Certificate of Incorporation has been proposed or adopted. The Bylaws of the Company attached as Exhibit F to the Private Placement Memorandum are true and complete copies of the Bylaws of the Company as in effect on the date of this Agreement, and no amendment to such Bylaws has been proposed or adopted. Upon completion of the Closing, the Company will own all of the issued and outstanding shares of capital stock of the Bank, free and clear of any liens, equities, encumbrances (other than restrictions on transfer imposed by applicable securities laws) or claims of third parties. Upon completion of the Closing, the Company will not own any interest in or control, directly or indirectly, any corporations, partnerships or entities other than the Bank and the Bank's subsidiaries.

          Section 3.2  Authorization and Validity of Agreements.  This
                       ----------------------------------------
Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          Section 3.3  Capitalization.  (a) The authorized capital stock of
                       --------------
the Company consists of (i) 20,000,000 shares of Common Stock, par value $.01 per share, of which not more than 10,000,000 shares will be issued and outstanding immediately following the Closing and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, none of which will be issued and outstanding immediately following the Closing, in each case having the rights, preferences and privileges specified in the Certificate of Incorporation. The Company has reserved 200,000 shares of Common Stock (the "Reimbursement Shares") for issuance to certain persons for expenses incurred in connection with the formation of the Company, the issuance of the Securities and the Acquisition. The Company has reserved a total of 5% of the fully diluted shares (the "Option Shares") of Common Stock outstanding at the Closing for issuance to the chief executive officer of the Company as described in the Private Placement Memorandum; 20% of such Option Shares will be issuable immediately following the Closing. Except as set forth above, there are no outstanding securities of the Company evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company.

     (b) All the Common Shares issued by the Company have been duly authorized, validly issued, fully paid and nonassessable. All the Common Shares issuable by the Company pursuant to this Agreement will be, when issued and paid for and delivered in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

     (c) At the Closing Date, the Senior Notes and the Short Term Senior Notes will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Investors against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium and similar laws affecting creditors' rights generally and enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 3.4    No Conflict with Other Instruments; No Approvals
                         ------------------------------------------------
Required.  (a)  Neither the execution and delivery of this Agreement and the
--------
Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on the Company.

          (b) Except for the receipt of regulatory approvals as described in the Private Placement Memorandum, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          Section 3.5    Private Offering of the Securities.
                         ----------------------------------

          (a) The offer, issuance, sale and delivery of the Securities pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities

Act"). Neither the Company nor anyone acting on its behalf has taken or will take any action with respect to the Securities or any securities similar to the Securities, or otherwise, that would bring the issuance and sale of the Securities within the registration requirements of the Securities Act or comparable provisions of any applicable State securities laws.

          (b) In the case of each offer or sale of the Securities, no form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) was used in connection with the Offering by the Company or, to the best knowledge of the Company, any person authorized to act on behalf of the Company, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Except for the issuance by the Company of the Reimbursement Shares and the Option Shares, the Company has not issued and sold Common Shares to any persons other than the Investors, and no shares of capital stock of the Company have been issued and sold by the Company since the date of its formation.

          Section 3.6    Private Placement Memorandum.
                         ----------------------------

          (a) The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) The projected financial statements of the Company (the "Projected Financial Statements") contained in the Private Placement Memorandum are based on the good faith estimates and assumptions of the management of the Company, and the management of the Company has no reason to believe that the Projected Financial Statements or the assumptions and estimates on which they are based are not reasonable.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                                 THE INVESTORS

          Each of the Investors hereby represents and warrants to the Company as follows:

          Section 4.1   Due Organization, Good Standing and Authority of the
                        ----------------------------------------------------
Investor.  If such Investor is not a natural person, such Investor represents
--------
and warrants that it is a corporation, partnership or trust duly organized, validly existing and in good standing under the laws of such Investor's jurisdiction of organization. If such Investor is a natural person, he or she represents and warrants that (i) he or she is over 21 years of age, (ii) the address set forth under his or her name on the signature page hereof is his or her true and correct address and residence, and (iii) he or she has no current intention of becoming a resident of any other state or jurisdiction in the foreseeable future.

          Section 4.2   Authorization and Validity of Agreements.  This
                        ----------------------------------------
Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by such Investor and constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms.

          Section 4.3   Investment Intent.  (a) Each Investor, severally and not
                        -----------------
jointly, represents and warrants to, and covenants and agrees with, the Company that the Securities to be acquired by it hereunder are being acquired either (i) for its own account or (ii) for an account with respect to which it exercises sole investment discretion and which account is either (A) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and such account is aware that the sale to it is being made in reliance on Rule 144A or
(B) an Accredited Investor.

     (b) Each Investor severally and not jointly, represents and warrants to, and covenants and agrees with, the Company that the Securities being acquired by it hereunder are being acquired for investment and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States or any State, without prejudice, however, to an Investor's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act and other applicable State securities laws or under an exemption from such registration requirements, and subject, nevertheless, to the disposition of an Investor's property being at all times within its control. Except with respect to transfers made in accordance with Section 4.3(a)(ii) above, each Investor, severally and not jointly, further represents and warrants to the Company that such Investor has no present agreement, understanding, plan or intent to transfer the Securities to be purchased by it to any transferee.

          Section 4.4   Transfer Restrictions.  If an Investor should decide to
                        ---------------------
dispose of any of the Securities, such Investor understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or as set forth below: (i) to the Company, (ii) to any Person reasonably believed by such Investor to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act, (iv) to any Person who is reasonably believed by such Investor to be an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and who, prior to such transfer, furnishes to the Investor and the Company a signed letter confirming its status as an accredited investor and agreeing to the restrictions on transfer of the Securities set forth in this Agreement or (v) to any Affiliate (as such term is defined in Rule 144 under the Securities Act) of such Investor pursuant to an applicable exemption under the Securities Act. In connection with any transfer of any Securities other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer to a qualified institutional buyer, the Company may require that the transferor of any such Securities provide to the Company an opinion of counsel selected by the transferor (which may include in-house counsel of a transferor), which counsel shall be and the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act or any State securities laws. In connection with any transfer pursuant to clause (ii) above, the Company may request reasonable certification as to the status of the transferor's transferee as a qualified institutional buyer.

          Section 4.5   No Conflict with Other Instruments; No Approvals
                        ------------------------------------------------
Required Except as Have Been Obtained.  (a)  Neither the execution and delivery
-------------------------------------
of this Agreement and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Investor with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of such Investor (if such Investor is a corporation) or equivalent organizational documents (if such Investor is not a corporation), (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of such Investor pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Investor, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on such Investor.

          (b) Except as previously disclosed in writing to the Company prior to the date hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated hereby.

          Section 4.6  Investor Awareness.  Such Investor acknowledges, agrees
                       ------------------
and is aware that:

               (i) An investment in the Securities involves a high degree of risk, including, without limitation, the risks identified under the caption "Risk Factors" in the Private Placement Memorandum, and such Investor may lose the entire amount of its investment;

               (ii) The Company has only recently been organized and has no financial or operating history;

               (iii) The Company does not expect to pay dividends for at least the first year of operation;

               (iv) No federal or state agency or any foreign agency has passed upon the accuracy, validity or completeness of the Private Placement Memorandum, this Agreement or the Registration Rights Agreement or made any finding or determination as to the fairness of an investment in the Securities;

               (v) The Securities are illiquid, and such Investor must bear the economic risk of an investment in the Securities for an indefinite period of time;

               (vi) There is no existing public or other market for the Securities, and it is not expected that any such market will develop. There can be no assurance that such Investor will be able to sell or dispose of such Investor's Securities. Without limiting the generality of the foregoing, in order not to jeopardize the Offering's exempt status under the Securities Act, the transferee of such Securities may, among other things, be required to fulfill the investor suitability requirements thereunder;

               (vii) The Securities have not been registered under the Securities Act or under the securities laws of any other jurisdiction, and, except as provided in the Registration Rights Agreement, the Company is under no obligation to, and currently does not intend to, register or qualify the Securities for resale by such Investor or assist such Investor in complying with any exemption under the Securities Act or the securities laws of any other jurisdiction; an offer or sale of Securities by such Investor in the absence of registration under the Securities Act will require the availability of an exemption thereunder; a restrictive legend in substantially the form set forth in Section 7.1 hereof shall be placed on the certificates representing the Securities; and a notation shall be made in the appropriate records of the Company indicating that the Securities are subject to restrictions on transfer;

               (viii) Such Investor shall hold the Common Shares subject to, and shall have voting rights with respect to the Common Shares as specified in, the Certificate of Incorporation and Bylaws of the Company as the same may be amended from time to time;

               (ix) Such Investor shall hold the Senior Notes and/or the Short Term Senior Notes subject to, and shall have the rights with respect to the Senior Notes and/or the Short Term Senior Notes as specified in, the Indenture.

          Section 4.7   Accredited Investor.  Such Investor qualifies as an
                        -------------------
"accredited investor" within the meaning of Rule 501 under the Securities Act being:

               (i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section (3)(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
     Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of such state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (ii)  a private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940;

               (iii) an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Security, with total assets in excess of U.S. $5,000,000;

               (iv)  a director or executive officer of the Company;

               (v) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds U.S. $1,000,000;

               (vi) a natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (vii) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Security, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

               (viii) an entity in which all of the equity owners are accredited investors pursuant to any of the foregoing subsections (i)-
     (vii).

          Section 4.8   Receipt of Information, Access to Information.  Such
                        ---------------------------------------------
Investor:

               (i) has been furnished with the Private Placement Memorandum, this Agreement, the Registration Rights Agreement and any other documents that may have been made available upon the Investor's request (collectively, the "Other Documents"), and such Investor has carefully read the Private Placement Memorandum and the Other Documents and understands and has evaluated the risks of a purchase of the Securities, including the risks set forth under the caption "Risk Factors" in the Private Placement Memorandum;

               (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of a purchase of the Securities to the extent the Company possesses such information and has received all documents and information that it has requested relating to an investment in the Company;

               (iii) has not relied upon any representations or other information (whether oral or written) from the Company, the Placement Agent or their respective directors, officers, employees or affiliates, or from any other persons, other than the representations contained in this Agreement and the information contained in the Private Placement Memorandum;

               (iv) has carefully considered and has, to the extent such Investor believes such discussion necessary, discussed with such Investor's professional legal, financial and tax advisers, the suitability of an investment in the Company for such Investor's particular financial and tax situation and has determined that the Securities are a suitable investment for such Investor; and

               (v) acknowledges and agrees that it is a sophisticated investor and is aware of the matters described in Section 4.6 and has received and evaluated the information described in this Section 4.8 and is making an independent decision to invest in the Securities.

                                   ARTICLE V

                  CONDITIONS TO OBLIGATIONS OF THE INVESTORS

          The obligation of each Investor to purchase Securities under this Agreement is subject to the satisfaction or waiver prior to the Closing Date of each of the following conditions:

          Section 5.1  Accuracy of Representations and Warranties.  All
                       ------------------------------------------
representations and warranties of the Company contained herein and of each other Investor contained in Sections 4.2, 4.7 and 4.8 of this Agreement shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

          Section 5.2  Satisfaction of Conditions.   (a)  All of the conditions
                       --------------------------
contained in Article VI of the Acquisition Agreement shall have been satisfied as of the Closing Date.

          (b) The conditions set forth in section 6.2(a) and (b) shall have been satisfied at the Closing Date.

          Section 5.3  Aggregate Funding.  The Company shall receive at the
                       -----------------
Closing gross proceeds from the sale of the Senior Notes and the Common Shares of not less than $60.0 million and $95.0 million, respectively.

          Section 5.4  Opinion of Company's Counsel.  The Investors shall have
                       ----------------------------
received from Miller, Hamilton, Snider & Odom, L.L.C., counsel to the Company, an opinion addressed to the Investors, dated the Closing Date, in substantially the form of Exhibit C hereto.


                                  ARTICLE VI

                               CONDITIONS TO THE
                             COMPANY'S OBLIGATIONS

          The obligation of the Company to issue and sell the Securities under this Agreement is subject to the satisfaction at the Closing Date of each of the following conditions:

          Section 6.1   Accuracy of Representations and Warranties.  All
                        ------------------------------------------
representations and warranties of each Investor contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

          Section 6.2   Regulatory Approvals.  (a)  Each  Investor shall (i)
                        --------------------
have obtained all state and federal regulatory approvals required for it to purchase Securities hereunder or (ii) shall have provided any required prior notice to state and federal regulatory authorities of its proposed purchase of Securities hereunder, and in either case all requisite waiting periods or the deadline for receiving notice of disapproval shall have expired (and with respect to clause (ii) hereof, no notice of disapproval shall have been received).

          (b) The Company shall have obtained all state and federal regulatory approvals required for it to purchase the Bank Capital Stock.

          Section 6.3   Compliance Certificate.  Each Investor shall have
                        ----------------------
delivered to the Company a certificate, dated the Closing Date, to the effect that the conditions specified in Sections 6.1 and 6.2(a) above have been fulfilled.

          Section 6.4   Letter from Placement Agent.  The Company shall have
                        ---------------------------
received from the Placement Agent a letter dated the Closing Date reasonably satisfactory to the Company, to the effect that neither the Placement Agent nor any person authorized to act on its behalf has used any form of general solicitation or general advertising in connection with the offer and sale of the Securities, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising with respect to the offer and sale of the Securities.

          Section 6.5   Aggregate Funding.  The Company shall receive at the
                        -----------------
Closing gross proceeds from the sale of the Senior Notes and the Common Shares of not less than $60.0 million and $95.0 million, respectively.

                                  ARTICLE VII

                           RESTRICTIONS ON TRANSFER

          The Securities shall not be transferable except upon the conditions specified in this Article VII, which are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any Securities.

          Section 7.1   Restrictive Legends.  In addition to any other legend
                        -------------------
required by applicable law, each certificate representing Securities shall (unless otherwise permitted by the provisions of this Article VII) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ACCORDINGLY, MAY NOT BE TRANSFERRED, OFFERED, PLEDGED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER)

     TO THE TRUSTEE OR THE ISSUER, AS APPLICABLE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR THE ISSUER, AS APPLICABLE, FOR THIS SECURITY), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR THE ISSUER, AS APPLICABLE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

          Section 7.2    Notice of Proposed Transfers.  The holder of Securities
                         ----------------------------
bearing a restrictive legend set forth in Section 7.1 above ("Restricted Securities"), by acceptance thereof, agrees that, unless such Restricted Securities have been registered or qualified under the Securities Act and applicable state securities laws, prior to any transfer or attempted transfer of such Restricted Securities, such holder will give the Company (a) written notice describing the proposed transfer of such Restricted Securities in reasonable detail, (b) certification that the proposed transferee of such Restricted Securities is either a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" within the meaning of Rule 501 under the Securities Act, (c) such other information about the proposed transfer of such Restricted Securities or the proposed transferee of such

Restricted Securities as the Company may request and (d) in connection with any transfer of any Securities other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer to a qualified institutional buyer, the Company may require that the transferor of any such Securities provide to the Company an opinion of counsel selected by the transferor (which may include in-house counsel of a transferor), which counsel shall be and the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act or any State securities laws. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that subsequent transfers of such Restricted Securities will not require registration under the Securities Act, the Company will cause the transfer agent promptly after such contemplated transfer to deliver new certificates for such Restricted Securities that do not bear the legend set forth in Section 7.1 above. If the foregoing conditions entitling the holder to effect a proposed transfer of such Restricted Securities without registration under the Securities Act have not been satisfied, the holder shall not transfer the Restricted Securities, and the Company will cause the transfer agent not to transfer any Restricted Securities on its books or issue any certificates representing such Restricted Securities. Any purported transfer not in accordance with the terms hereof shall be void. The restrictions imposed by this Section 7.2 upon the transferability of any particular Restricted Securities shall cease and terminate when such Restricted Securities have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Securities as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new certificate representing Securities that does not bear the restrictive legend set forth above and does not contain any other reference to the restrictions imposed by this Section 7.2. As used in this Section 7.2, the term "transfer" encompasses any sale, transfer, pledge or other disposition of any Securities referred to herein.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1     Termination of Agreement.  This Agreement may be
                          ------------------------
terminated and the transactions contemplated herein abandoned (i) by the written agreement of the Company and each Investor or (ii) by any party if the Closing has not occurred by June 30, 1998.

          Section 8.2     Entire Agreement.  This Agreement (including the
                          ----------------
Schedules and Exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          Section 8.3     Severability.  Any provision of this Agreement that is
                          ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

          Section 8.4     Binding Effect; Benefit.  This Agreement shall inure
                          -----------------------
to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 8.5     Assignability.  This Agreement shall not be assignable
                          -------------
by any party without the prior written consent of each other party hereto.

          Section 8.6     Amendment; Waiver.  No provision of this Agreement may
                          -----------------
be amended, waived or otherwise
modified except by an instrument in writing executed by the parties hereto.

          Section 8.7     Headings. The headings contained in this Agreement are
                          --------
for convenience only and shall not affect the meaning or interpretation of this Agreement.

          Section 8.8     Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          Section 8.9     Applicable Law.  This Agreement shall be governed by,
                          --------------
and construed in accordance with, the laws of New York without giving effect to the principles of conflicts of laws thereof.

          Section 8.10    Notices and Payments.  All notices, requests, demands
                          --------------------
and other communications hereunder shall be in writing and, except to the extent otherwise provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier or mailed, first class postage prepaid, or transmitted by telegram, telex or facsimile (i) if to an Investor, at such Investor's address appearing on Schedule 1 hereto or at any other address such Investor may have provided in writing to the Company and (ii) if to the Company, at One Commerce Street, Montgomery, Alabama 36104, attention:
Willard H. Henson, Esq., facsimile: (334) 265-4533 or such other address as the Company may have furnished to the Investors in writing. A notice hereunder shall be deemed to have been given on the day such notice is sent or transmitted, provided, however, that if such notice is sent by next-day courier
             --------  -------
it shall be deemed to have been given the day following sending and, if by registered mail, five days following sending.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    SUPERIOR FINANCIAL CORP.


                    By:
                        ---------------------------
                    Name:
                    Title:


                    [NAME OF INVESTOR]


                    By:
                        ---------------------------
                    Name:
                    Title:

                                  Schedule 1

                           List of Equity Investors

                                Number of    Aggregate
Name, Address and                 Common     Common Share
Account of Investors              Shares     Purchase Price
--------------------            ---------    --------------

[Name of Investor]

-------------------------------

-------------------------------
Attention:
           --------------------
Telephone:
          ---------------------
Fax:
    ---------------------------
Account No.:
            -------------------

-------------------------------

-------------------------------

-------------------------------


[Name of Investor]

-------------------------------

-------------------------------

Attention:
           --------------------
Telephone:
          ---------------------
Fax:
    ---------------------------
Account No.:
            -------------------

-------------------------------

-------------------------------

                                  Schedule 2



                         List of Senior Note Investors


Name, Address and                  Aggregate Principal
Account of Investors               Amount of Senior Notes
--------------------               ----------------------

[Name of Investor]

-------------------------------

-------------------------------

Attention:
           --------------------
Telephone:
          ---------------------
Fax:
     --------------------------
Account No.:
            -------------------


[Name of Investor]

-------------------------------

-------------------------------
Attention:
           --------------------
Telephone:
          ---------------------
Fax:
     --------------------------
Account No.:
            -------------------

                                  Schedule 3



                   List of Short Term Senior Note Investors


Name, Address and                  Aggregate Principal
Account of Investors               Amount of Short Term Senior Notes
--------------------               ---------------------------------

[Name of Investor]

-------------------------------

-------------------------------

Attention:
           --------------------
Telephone:
          ---------------------
Fax:
     --------------------------
Account No.:
            -------------------


[Name of Investor]

-------------------------------

-------------------------------

Attention:
           --------------------
Telephone:
          ---------------------
Fax:
     --------------------------
Account No.:
            -------------------